



KBS Real Estate Investment Trust III

Portfolio Update & Revaluation Meeting | **December 6, 2018**

KBS | Real Estate Investment Trust III

IMPORTANT DISCLOSURES

KBS Real Estate Investment Trust III

The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust III's (the "Company" or "KBS REIT III") Annual Report on Form 10-K for the year ended December 31, 2017 (the "Annual Report"), and in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2018 (the "Quarterly Report"), including the "Risk Factors" contained in each filing.

For a full description of the limitations, methodologies and assumptions used to value the Company's assets and liabilities in connection with the calculation of the Company's estimated value per share, see the Company's Current Report on Form 8-K, filed with the SEC on December 6, 2018.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.

The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through September 30, 2018 have been funded in part with cash flow from operating activities and debt financing. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. Actual events may cause the value and returns on the Company's investments to be less than that used for purposes of the Company's estimated NAV per share. With respect to the estimated NAV per share, the appraisal methodology used for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised properties, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company's advisor and the Company, are the respective party's best estimates as of September 30, 2018, and December 3, 2018, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties and the estimated value per share. The statements herein also depend on factors such as: future economic, competitive and market conditions; the Company's ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company's Annual Report, and in Part II, Item 1A of the Quarterly Report.

About KBS

- Formed by Peter Bren and Chuck Schreiber in 1992. Over 26 years of investment and management experience with extensive long-term investor relationships.
- Transactional volume in excess of $38.2 billion[1], AUM of $11.2 billion[1] and 37.0 million square feet under management[1].
- 8th Largest Office Owner Globally, *National Real Estate Investor*[2].
- Ranked among Top 53 Global Real Estate Investment Managers, *Pensions & Investments*[3].
- Buyer and seller of well-located, yield-generating office and industrial properties.
- Advisor to public and private pension plans, endowments, foundations, sovereign wealth funds and publicly-registered non-traded REITs.
- A trusted landlord to thousands of office and industrial tenants nationwide.
- A preferred partner with the nation's largest lenders.
- A development partner for office, mixed-use and multi-family developments.



[1] As of September 30, 2018.
[2] The ranking by National Real Estate Investor is based on volume of office space owned globally, as of December 31, 2017. The results were generated from a survey conducted by National Real Estate Investor based on advertising and website promotion of the survey, direct solicitation of responses, direct email to subscribers and other identified office owners and daily newsletter promotion of the survey, all supplemented with a review of public company SEC filings.
[3] KBS was ranked #38 on Pensions & Investments List of Largest Real Estate Investment Managers, October 16, 2017. Ranked by total worldwide real estate assets, in millions, as of June 30, 2017. Real estate assets were reported net of leverage, including contributions committed or received, but not yet invested.

Regional Focus Map

KBS Real Estate Investment Trust III


SEATTLE
PORTLAND
MINNEAPOLIS
BOSTON
CHICAGO
NEW YORK CITY
SAN FRANCISCO BAY AREA
EAST BAY
SILICON VALLEY
SALT LAKE CITY
DENVER
WASHINGTON, D.C.
WEST
CENTRAL
EAST
NASHVILLE
RALEIGH
LOS ANGELES
ORANGE COUNTY /SAN DIEGO
PHOENIX
ATLANTA
DALLAS
AUSTIN
HOUSTON
SOUTHERN FLORIDA
Gateway Target
First-Tier Target
Strong Employment/Growth
KBS Offices

KBS REIT III Asset Map


KBS Real Estate Investment Trust III
Sacramento
San Francisco (Bay Area)
Salt Lake City
Denver
Phoenix
Minneapolis
Chicago
Kansas City
St. Louis
Nashville
Dallas
Austin
San Antonio
Philadelphia
Washington, D.C./ Northern Virginia
Charlotte
Atlanta
1
4
3
2
Current Equity Assets
Sold and Liquidated Assets (equity and debt)

PORTFOLIO HIGHLIGHTS AS OF SEPTEMBER 30, 2018, UNLESS OTHERWISE NOTED

KBS Real Estate Investment Trust III

FUND OVERVIEW

Primary Offering Broke Escrow

May 24, 2011

Primary Offering Closed

July 28, 2015

Total Capital Raised in Primary Offering

$1,722,838,000

Additional Capital Raised from Distribution Reinvestments

$267,188,000

Current Annualized Distribution Rate Based on $10.00 Per Share Purchase Price

6.50%

Current Annualized Distribution Rate Based on December 2018 NAV Per Share of $12.02

5.41%

Cumulative Distributions (life-to-date as of November 2018) [7]

$4.83

PORTFOLIO OVERVIEW [1]

December 2018 Estimated Value of Portfolio [2]

$4,272,808,674

Current Cost Basis [3]

$3,773,186,628

Current Rentable Square Feet [4]

11,185,032

Total Leased Occupancy [5]

94.50%

Total Leverage (Loan-to-Value) [6]

50%

1 Portfolio as of September 30, 2018 includes (i) a multi-family development project owned through a joint venture and (ii) an office property owned through a joint venture.

2 Equals the estimated value of the current portfolio as of September 30, 2018, including Village Center Station II's total appraised property value (reflective of the buyout of our JV partner's equity interest subsequent to Sepetmber 30, 2018), less non-controlling interest in a consolidated joint venture.

3 Represents cost basis, which is acquisition price (excluding closing costs) plus subsequent capital expenditures for the portfolio as of September 30, 2018. Includes Village Center Station II's total purchase price (reflective of the buyout of our JV partner's equity interest subsequent to Sepetmber 30, 2018).

4 Rentable square feet excludes a multi-family apartment development project.

5 Includes future leases that had been executed but had not yet commenced.

6 Calculated as total debt on properties as of September 30, 2018 plus $78.5 million of debt assumed for Village Center Station II at closing divided by the December 2018 estimated value of current portfolio.

7 Assumed early investor (invested at escrow break on March 24, 2011) and all distributions have been taken in cash. See slides 24-27 for more information on stockholder performance.

PORTFOLIO SUMMARY AS OF SEPTEMBER 30, 2018

KBS Real Estate Investment Trust III

	Location	RSF	Acquisition Date	Purchase Price (000's)	Cost Basis [1] (000's)	Economic Occupancy at Acquisition	Economic Occupancy at 09/30/2018	Economic Occupancy Change	Leased Occupancy at Acquisition	Leased Occupancy at 09/30/2018	Leased Occupancy Change
Domain Gateway	Austin, TX	183,911	9/29/2011	$ 43,189	$ 49,176	100%	100%	0%	100%	100%	0%
Town Center 1-3	Plano, TX	522,043	3/27/2012	112,572	130,837	86%	95%	9%	89%	95%	6%
The McEwen Building	Nashville, TN	175,262	04/30/2012	40,000	41,706	97%	97%	0%	97%	98%	0%
Gateway Tech Center	Salt Lake City, UT	210,256	05/09/2012	26,053	32,243	92%	89%	-3%	92%	87%	-5%
Tower 909	Irving, TX	374,251	12/21/12	45,500	65,007	85%	90%	5%	85%	92%	6%
RBC Plaza	Minneapolis, MN	710,332	01/31/13	124,022	163,020	86%	97%	11%	86%	97%	11%
Sterling Plaza	Dallas, TX	313,609	06/19/13	73,391	91,461	83%	98%	16%	87%	98%	11%
Preston Commons	Dallas, TX	427,799	06/19/13	109,085	123,495	86%	92%	6%	88%	92%	4%
One Washingtonian Center	Gaithersburg, MD	314,175	06/19/13	84,059	92,528	92%	98%	6%	95%	98%	3%
500 W Madison	Chicago, IL	1,457,724	12/16/13	421,199	493,650	92%	79%	-12%	93%	86%	-7%
201 Spear Street	San Francisco, CA	252,591	12/03/13	120,567	152,549	84%	93%	10%	84%	96%	12%
222 Main	Salt Lake City, UT	426,657	02/18/14	169,760	176,689	85%	100%	14%	85%	100%	14%
Anchor Centre	Phoenix, AZ	333,014	05/22/14	84,058	99,539	76%	90%	14%	78%	92%	14%
171 17th Street	Atlanta, GA	510,268	08/25/14	132,188	145,873	89%	100%	11%	89%	100%	11%
Reston Square	Reston, VA	138,995	12/03/14	47,700	50,132	91%	100%	9%	91%	100%	9%
Ten Almaden	San Jose, CA	309,255	12/05/14	116,046	135,569	89%	93%	4%	89%	93%	4%
Towers at Emeryville	San Francisco, CA	815,018	12/23/14	245,645	298,522	84%	88%	3%	85%	91%	5%
101 South Hanley	Saint Louis, MO	360,505	12/24/14	61,936	75,126	87%	99%	12%	92%	99%	7%
3003 Washington	Arlington, VA	210,804	12/30/14	148,620	151,945	87%	99%	12%	96%	99%	3%
Village Center Station	Denver, CO	234,915	05/20/15	76,530	78,668	98%	97%	-1%	100%	97%	-3%
Park Place Village	Leawood, KS	483,054	06/18/15	126,483	132,976	95%	95%	0%	95%	95%	0%
201 17th Street	Atlanta, GA	355,870	06/23/15	87,016	102,545	66%	99%	33%	93%	99%	6%
Promenade I/II at Eilan	San Antonio, TX	205,773	07/14/15	61,449	63,293	98%	99%	1%	98%	99%	1%
Crosspoint	Wayne, PA	272,360	08/18/15	89,500	90,441	95%	100%	5%	95%	100%	5%
515 Congress	Austin, TX	263,058	08/31/15	112,423	124,597	95%	95%	0%	95%	96%	1%
Almaden Financial Plaza	San Jose, CA	416,126	09/23/15	149,963	169,950	95%	92%	-3%	95%	95%	0%
3001 Washington	Arlington, VA	94,837	11/06/15	51,451	64,855	0%	62%	62%	31%	98%	68%
Carillon	Charlotte, NC	486,994	01/15/16	146,079	153,493	92%	94%	1.14%	92%	95%	3%
Total Wholly Owned Properties		10,859,456		**$ 3,106,484**	**$ 3,549,886**	**88%**	**93%**	**5%**	**90%**	**95%**	**5%**
Hardware Village	Salt Lake City, UT	[2]		94,697	94,697	N/A	N/A	N/A	N/A	N/A	N/A
Village Center Station II	Denver, CO	325,576		128,604	128,604 [3]	N/A	100%	100%	N/A	100%	100%
Total Investments through Joint Ventures		325,576		**$ 223,301**	**$ 223,301**	**N/A**	**100%**	**100%**	**N/A**	**100%**	**100%**
Total REIT III		11,185,032		**$ 3,329,785**	**$ 3,773,187**	**88%**	**93%**	**5%**	**90%**	**95%**	**5%**

[1] Cost basis includes original purchase price, capital expenditures and leasing commissions as of September 30, 2018.
[2] Property currently under construction.
[3] Cost basis equals Village Center Station II's total purchase price (reflective of the buyout of our JV partner's equity interest subsequent to September 30, 2018).

CAPITAL MANAGEMENT AS OF SEPTEMBER 30, 2018, UNLESS OTHERWISE NOTED

Total debt	$2.1 Billion
Loan-To-Value (1)	50%
Average cost of debt	3.80% per annum
Average term to maturity	1.75 years


Initial Debt Maturities
($000)
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
$1,074
$549,285
$1,253,722
$93,956
$180,590
$-
2018
2019
2020
2021
2022
Thereafter


Interest Rate Exposure
(in millions)
Floating- Rate Debt
(Unswapped)
$678
33%
Floating-Rate Debt
(Fixed thru Swap)
$1,209
58%
9%
Fixed Interest
Rate Debt
$191

(1) Calculated as total debt on properties as of September 30, 2018, plus $78.5 million of debt assumed for Village Center Station II at closing divided by the December 2018 estimated value of current portfolio.

PORTFOLIO OVERVIEW AS OF SEPTEMBER 30, 2018

KBS Real Estate Investment Trust III

Key Statistics	
No. of Assets	30
Total Rentable Sq. Ft (1)	11,185,032
Wtd Avg Lease Term	4.4 years
Economic Occupancy	92.8%
Leased Occupancy	94.5%
No. of Tenants	843

Occupied SF Expirations as of September 30, 2018



Occupied SF Expiring
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
MTM 2.0%
2018 2.5%
2019 15.2%
2020 10.1%
2021 11.0%
2022 11.3%
2023 12.8%
2024 7.7%
2025 7.9%
2026 4.7%
2027 7.3%
Thereafter 7.5%

Allocation by Major Markets and Region (By Dollar Amount Invested)



19%
13%
10%
9%
9%
7%
6%
5%
4%
4%
4%
3%
3%
4%
Bay Area
Chicago
Dallas
Salt Lake City
Washington D.C.
Atlanta
Denver
Austin
Charlotte
Kansas City
Minneapolis
Philadelphia
Phoenix
Other (2)



39%
36%
25%
Central
West
East

(1) *Total rentable square feet excludes a multi-family apartment development project.*
(2) *Represents less than 3% concentration.*

TENANCY OVERVIEW AS OF SEPTEMBER 30, 2018

Top 10 Tenants (1)	Industry	Property	%
RBC Capital Markets, LLC	Finance	500 W. Madison & The Almaden RBC Plaza RBC Plaza	3.4%
Wells Fargo Bank, NA	Finance	Towers at Emeryville 171 17th Street The Almaden Preston Common	2.2%
The Goldman Sachs Group, Inc.	Finance	222 Main	1.9%
Sodexo Operations LLC	Accommodation & Food	One Washingtonian Center	1.9%
American Multi-Cinema, Inc	Arts & Entertainment	Park Place Village Park Place Village	1.6%
CNA Corporation	Management Consulting	3003 Washington	1.5%
WorldPay US, Inc	Finance	201 17th St	1.3%
Arnall Goldman Gregory LLP	Professional, Scientific, and Legal	171 17th Street	1.2%
Holland & Hart LLP	Legal Services	Village Center Station 222 Main	1.1%
WeWork	Real Estate	201 Spear Street	0.8%
Total (based on total occupied square feet)			16.9%
Weighted Average Lease Term (Top 10 Tenants)			6.4 years

Portfolio Tenant Allocation by Industry (By Annualized Base Rent)(2)


20%
15%
10%
9%
7%
5%
5%
5%
5%
4%
3%
3%
3%
3%
3%
Finance
Real Estate
Professional, Scientific, and Legal
Management Consulting
Accommodation & Food
Insurance Carriers & Related Activities
Communications Equipment
Arts & Entertainment
Other (3)
Legal Services
Health Care & Social Services
Computer Sys. Design & Programming
Information
Mining, Oil & Gas Extraction
Admin & Support Services

(1) Excludes Hardware Village.
(2) Annualized base rent represents annualized contractual base rental income as of September 30, 2018, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease's inception through the balance of the lease term.
(3) Represents less than 3% concentration.


Leased % at Acquisition[1] vs. Actual Leased %
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
88.0%
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Delta
Acquisition Occupancy
Leased Occupancy

[1] Reflects weighted-average lease percentage as of the acquisition date taking into account all real estate owned as of each respective date. Lease % includes future leases that had been executed but had not yet commenced as of September 30, 2018. KBS REIT III's investment in an unconsolidated joint venture and real estate construction-in-progress project are not included.

2018 NAV and Property Update

VALUATION [1]

- KBS REIT III's estimated value per share[2] was determined in accordance with the Institute for Portfolio Alternatives' (formerly known as the Investment Program Association) Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs.
- Duff & Phelps, an independent, third-party real estate valuation firm, was engaged to provide a calculation of the range in estimated value per share of common stock as of December 3, 2018. Duff & Phelps based the range in estimated value per share upon:
  - Appraisals of 30 of KBS REIT III's real estate properties owned as of September 30, 2018[3], performed by Duff & Phelps.
  - Valuations performed by the Advisor of KBS REIT III's other assets and liabilities. The estimated value of the mortgage debt is equal to the GAAP fair value as disclosed in the footnotes to the Quarterly Report, and the estimated values of cash and a majority of other assets and other liabilities are equal to their carrying values; and
  - An adjustment to KBS REIT III's net asset value for the acquisition and assumed loan costs related to the buyout of KBS REIT III's partner equity interest in an unconsolidated joint venture that closed subsequent to September 30, 2018 and a reduction to KBS REIT III's net asset value for deferred financing costs related to a portfolio loan facility that closed subsequent to September 30, 2018.
- The estimated value per share did not include an enterprise (portfolio) premium or discount. Consideration was given to any potential subordinated participation in cash flows that would be due to the Advisor in a hypothetical liquidation if the required stockholder return thresholds are met. The Advisor estimated the fair value of this liability to be $17.6 million or $0.10 per share as of the valuation date, and included the impact of this liability in its calculation of the estimated value per share.
- KBS REIT III's board of directors approved $12.02, which represents the mid-range value of the range in estimated value per share calculated by Duff & Phelps, as the estimated value per share of KBS REIT III's common stock as recommended by the Advisor and KBS REIT III's conflicts committee. Both the range in estimated value per share and the estimated value per share were based on Duff & Phelps appraisals and the Advisor's valuations.

[1] For more information, see the Valuation 8-K.

[2] The estimated value of the REIT's assets less the estimated value of the REIT's liabilities, divided by the number of shares outstanding, all as of September 30, 2018, with the exception of an adjustment to KBS REIT III's net asset value for the acquisition and assumed loan costs related to the buyout of KBS REIT III's partner equity interest in an unconsolidated joint venture that closed subsequent to September 30, 2018 and a reduction to KBS REIT III's net asset value for deferred financing costs related to a portfolio loan facility that closed subsequent to September 30, 2018.

[3] Includes a property from an investment in an unconsolidated joint venture that was 100% owned by KBS REIT III as of October 11, 2018 upon acquisition of the partner's 25% equity interest.

VALUATION

On December 3, 2018, KBS REIT III's Board of Directors approved an estimated value per share of $12.02.[1] The following is a summary of the estimated value per share changes within each asset and liability group from the December 2017 estimated value per share:

December 2017 estimated value per share	**$ 11.73**
Changes to fair value of assets	
Real estate and investment in unconsolidated joint venture	0.81
Capital expenditures on real estate	(0.64)
Total changes to fair value of assets	**0.17**
Changes due to financing costs and operating cash flows	
Acquisition and financing costs [2]	(0.02)
Operating cash flows in excess of distributions declared [3]	0.07
Total changes due to acquisition and financing costs and operating cash flows	**0.05**
Changes to other assets and liabilities	
Notes payable	(0.09)
Interest rate swap liability	0.22
Advisor participation fee potential liability	(0.02)
Non-controlling interest	(0.03)
Other changes, net	(0.01)
Total changes to fair value of other assets and liabilities	**0.07**
Total change in estimated value per share	**$ 0.29**
December 2018 estimated value per share	**$ 12.02**

[1] Based on the estimated value per share of KBS REIT III's assets less estimated value of KBS REIT III's liabilities, divided by the number of shares outstanding, all as of September 30, 2018, with the exception of an adjustment to KBS REIT III's net asset value for the acquisition and assumed loan costs related to the buyout of KBS REIT III's partner equity interest in an unconsolidated joint venture that closed subsequent to September 30, 2018 and a reduction to KBS REIT III's net asset value for financing costs related to a portfolio loan facility that closed subsequent to September 30, 2018.
[2] Amount includes acquisition and assumed loan costs related to the buyout of KBS REIT III's partner in an unconsolidated joint venture that closed subsequent to September 30, 2018 and financing costs related to a portfolio loan facility that closed subsequent to September 30, 2018.
[3] Operating cash flow reflects modified funds from operations ("MFFO") adjusted to deduct capitalized interest, real estate taxes and insurance and add back the amortization of deferred financing costs. KBS REIT III computes MFFO in accordance with the definition included in the practice guideline issued by the IPA in November 2010.

PORTFOLIO OVERVIEW AS OF SEPTEMBER 30, 2018

Portfolio Summary for December 2018 Estimated Value Per Share

Assets: $4.313 Billion

- Real Estate[1]
  - 30 Assets
  - $4.180 Billion (96.9%)
- Other Assets[2]
  - $132.3 Million (3.1%)

Liabilities: $2.187 Billion

- Loans Payable: $2.084 Billion
- Other Liabilities[3]: $103.0 Million

Minority Interest in Consolidated JV: $5.0 million

Net Equity at Estimated Value: $2.120 Billion




amc

[1] Consists of 28 consolidated real estate properties, a multifamily development project held through a consolidated joint venture and an investment in an unconsolidated joint venture as of September 30, 2018.
[2] Includes cash and cash equivalents, restricted cash, rents and other receivables, net and prepaid expenses.
[3] Includes accounts payable, due to affiliates, accrued liabilities, distributions payable, security deposits, prepaid rent, advisor participation fee potential liability and adjustments for Q418 acquisition and loan financing costs.

Real Estate Valuation Updates

KBS Real Estate Investment Trust III

Sterling Plaza

The appraised value increased $13.3 million, or 13.3%, from prior year appraised value due to the following:

- The general Dallas office market continues to improve due to overall population growth, low unemployment, job growth (Dallas is 2nd in the nation), lower cost of living, and the probusiness environment. The broader market is currently tracking 8,350,000 RSF of deals less than 400,000 RSF and greater than 40,000 RSF, up from the annualized average of 6,744,591 RSF since 2011. Rental rates for both Class A and B office space are at all-time highs with an average year-over-year rent growth of 2.15% in Class A from 2016 to present.
- The Preston Center submarket continues to be one of the highest performing submarkets, including low vacancy (3rd quarter declined from 10.4% to 9.8%) and growing rental rates (2nd highest rents in Dallas, only surpassed by Upton). This is due to high barriers to entry, prime access to the Dallas North Tollway and all primary business centers, walkable amenities, proximity to affluent decision makers in desirable neighborhoods and top notch school districts.

Domain Gateway

The appraised value increased $12.0 million, or 20.8%, from prior year appraised value due to the following:

- Market rental rates have increased significantly between appraisal dates across Austin, but particularly within the Domain micro-market. Specifically at Domain Gateway, the appraiser's year 1 net rental rates between the current and prior year appraisals increased by more than 14%.
- Investor appetite for office product in Austin remains strong as Austin is among the most sought after and healthiest office markets in the country. This is evidenced by record shattering price per foot sale numbers across the market including valuations approaching $800 per square foot in the CBD.
- Between appraisal dates, we invested approximately $1.6 million toward constructing an additional deck to Domain Gateway's parking garage in an effort to increase the building's parking ratio from three per thousand to a more competitive and market ratio of four per thousand.

Hardware Village

The appraised value increased $22.5 million above the ongoing capital spend for development at the property of $31.7 million since the prior year NAV. The increase is mostly due to recent sales comps in the marketplace with fairly low cap rates and ongoing demand for high quality multifamily properties in Salt Lake City as a result of strong employment growth in the marketplace.

Real Estate Valuation Updates

RBC Plaza

The appraised value for RBC Plaza decreased $8.0 million, or 4.6%, from prior year appraised value due to the following:

- The building's largest tenant which occupies almost 300,000 sf and has a 2021 lease expiration, has indicated that it will not renew its lease in the space and is pursuing occupancy at a property under development.
- We are aggressively pursuing backfill opportunities in the market despite the uncertainty around new development. This tenant's lease contains two remaining five-year renewal options, the first of which requires notice by November 30, 2019 (two years ahead of the primary lease expiration). As such, our building remains an excellent option for the tenants' long-term occupancy in the event the new development doesn't materialize.
- The uncertainty and added risk surrounding this potential vacancy resulted in a substantial negative impact to the appraisal as a result of lower projected cash flows and an increased discount rate.

500 W. Madison

The appraised value decreased $27.0 million, or 5.2%, from prior year appraised value due to the following:

- As new inventory has been delivered to the market and tenants continue to "right-size," direct vacancy in the West Loop has increased to 13.3%, up from 11.6%, the average the past three years.
- A byproduct of the vacancy rates, concessions in Downtown Chicago continue to increase as landlords compete for tenants. The average tenant improvement allowance has increased 13% over the past 3 years and 21% over the past 5 years.
- Over the past year, five tenants have given notice of their intent to leave upon their expiration. This totals 255,000 SF across the tower that will need to be leased. The new appraised value accounts for higher tenant improvement costs, additional free rent and more time to lease the space.
- Taxes have increased 11.7% over the prior year, with more of a burden borne by the property due to occupancy.

KEY PROPERTY UPDATES

171 17th Street

Location:	Atlanta, GA
Property Type:	Class A Office
Acquisition Date:	August 25, 2014
Purchase Price:	$132.2 million
Size:	510,268 Sq. Ft.
Leased Occupancy:	100%
Largest Tenants	% of Bldg.
Wells Fargo	30%
Arnall Golden Gregory	24%


WELLS FARGO

- The anchor tenant, Wells Fargo signed an early renewal that extends its lease on 106,030 SF through 2027, adding 7-years term.
- Midtown remains the top performing submarket with occupancy levels above 90% and has the largest annual rent growth of 13.5% across all classes and has the highest Class A rents at $36.35/sf.
- The overall Atlanta market experienced significant job growth in 2018, ranking number one among top 10 U.S. cities and gain 300,000 more jobs in 2018 than at the height of the last cycle.
- It has a Walk Score of 88 with momentum for further improvements. Two hotels and a large multi-family project are underway and large investments are being made by Hines and Morgan Stanley for the retail project.
- The property is now 100% leased with recent deals signed at or above market rates.

KEY PROPERTY UPDATES

500 W. Madison

Location:	Chicago, IL
Property Type:	Class A Office
Acquisition Date:	December 16, 2013
Purchase Price:	$421.2 million
Size:	1,457,724 Sq. Ft.
Leased Occupancy:	86%
Largest Tenants	% of Bldg.
Expedia	7%
Accenture	5%

- In the competitive Chicago landscape, reinvestment capital will be contributed to enhancing the property in efforts to maintain occupancy and ensure the building maintains its image.
- Create large blocks of contiguous office space in 2019 and 2020 that can be marketed towards larger users. Building top signage provides a competitive advantage that few other buildings in the market are able to offer.
- Recent leasing successes with spec suites has paved a way for this continued program in 2019. Approximately 65k SF of spec suites will be constructed in the calendar year. These efforts should help mitigate downtime and increase leasing activity.
- With the existing vacancy, KBS launched a marketing campaign in 2018 that will be carried on through 2019. This will bring more awareness to the property in the marketplace and highlight the superior location atop the train station.
- Retail leasing remains a focus, as the property attracts a diverse subset of visitors. The additions of Amazon GO and recent renewals have helped reinvigorate the tenant mix.



PROPERTY UPDATE

KBS Real Estate Investment Trust III

Village Center Station II Development

Location:	Greenwood Village, CO
Property Type:	Class A Office
Deal Structure:	JV with Shea Properties
Acquisition Date:	March 3, 2017
Project Cost:	$128.6 million
No. of Buildings:	2
Size:	325,576 Sq. Ft.
Leased Occupancy:	100%
Completion:	Third Quarter 2018
Submarket:	Greenwood Village



The development was completed and fully leased as of September 30, 2018 and the Company acquired the partner's 25% equity interest for $28.2 million on October 11, 2018. The net asset value reflects the value of REIT III's equity interest as of September 30, 2018, based on the fair value of the property, the partner buyout amount and adjusted for the assumed note payable.

The developer, Shea Properties, is Denver's largest vertical real estate developer. This development will mark the completion of the Village Center Station Complex, a premier transit-oriented development in the suburban Denver market. With a glass façade and sophisticated architectural lines, the 12-story marquee design features unobstructed panoramic views. The building is 100% leased to Charter Communications.

KBS Real Estate Investment Trust III

Property Update

Hardware Village Apartments Development

Location:	Salt Lake City, UT
Property Type:	Class A Multifamily
Deal Structure:	JV with Salt Development
Acquisition Date:	September 2, 2016
Projected Development Cost:	$133.3 million
No. of Buildings:	2
Size:	453-unit
Occupancy:	7%
Phase 1 Completion:	July 2018
Phase 2 Projected Completion:	Second Quarter 2019



- Hardware Village West was substantially completed in July 2018 and the east building is estimated to be completed in May 2019.
- The estimated total square feet of the project is 441,883 sf containing 453 units (265 in the west and 188 in the east).
- Hardware Village West is 14.3% occupied as of October 31, 2018 (38 of 265 units).
- Leasing at the west building is expected to increase as the amenity deck is now complete.

PROPERTY UPDATE

Hardware Village Apartments Development







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SOLD AND LIQUIDATED ASSETS (EQUITY AND DEBT)



Rocklin Corporate Center

Location:	Rocklin, CA
Property Type:	Class A Office
Size:	220,020 SF
Occupancy at Sale:	99%
Acquisition Date:	11/06/14
Purchase Price:	$32.8 million
Cost Basis at Sale:	$36.6 million
Sale Date:	05/25/18
Sale Price:	$42.9 million



Aberdeen First Mortgage Origination

Location:	Dallas, TX
Date Originated:	06/24/11
Property Type:	Office
Loan Type:	Mortgage
Purchase Price:	$22,440,000
Contractual Interest Rate:	7.5%
Paid Off Date:	07/01/16
Paid Off Balance:	$22,440,000



Las Cimas IV

Location:	Austin, TX
Property Type:	Class A Office
Size:	138,008 SF
Occupancy at Sale:	93%
Acquisition Date:	10/28/11
Purchase Price:	$35.7 million
Cost Basis at Sale:	$37.2 million
Sale Date:	02/19/14
Sale Price:	$43.2 million

STOCKHOLDER PERFORMANCE

KBS REIT III provides its estimated value per share to assist broker dealers that participated in KBS REIT III's now-terminated initial public offering in meeting their customer account statement reporting obligations. This valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share of KBS REIT III's common stock, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT III's assets less the fair value of KBS REIT III's liabilities according to GAAP. KBS REIT III can give no assurance that:

- a stockholder would be able to resell his or her shares at KBS REIT III's estimated value per share;
- a stockholder would ultimately realize distributions per share equal to KBS REIT III's estimated value per share upon liquidation of KBS REIT III's assets and settlement of its liabilities or a sale of KBS REIT III;
- KBS REIT III's shares of common stock would trade at the estimated value per share on a national securities exchange;
- another independent third-party appraiser or third-party valuation firm would agree with KBS REIT III's estimated value per share; or
- the methodology used to determine KBS REIT III's estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated value per share is based on the estimated value of KBS REIT III's assets less the estimated value of KBS REIT III's liabilities, divided by the number of shares outstanding, all as of September 30, 2018, with the exception of an adjustment to KBS REIT III's net asset value for the acquisition and assumed loan costs related to the buyout of KBS REIT III's partner equity interest in an unconsolidated joint venture that closed subsequent to September 30, 2018 and a reduction to KBS REIT III's net asset value for deferred financing costs related to a portfolio loan facility that closed subsequent to September 30, 2018. KBS REIT III did not make any other adjustments to the estimated value per share subsequent to September 30, 2018, including any adjustments relating to the following, among others: (i) the issuance of common stock and the payment of related offering costs related to KBS REIT III's dividend reinvestment plan offering; (ii) net operating income earned and distributions declared; and (iii) the redemption of shares. The value of KBS REIT III's shares will fluctuate over time in response to developments related to future investments, the performance of individual assets in KBS REIT III's portfolio and the management of those assets, the real estate and finance markets and due to other factors. KBS REIT III's estimated value per share does not reflect a discount for the fact that KBS REIT III is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. KBS REIT III's estimated value per share does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell, debt prepayment penalties that could apply upon the prepayment of certain of KBS REIT III's debt obligations, the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of KBS REIT III's swaps prior to expiration. The estimated value per share does not take into consideration acquisition-related costs and financing costs related to any future acquisitions subsequent to December 3, 2018. KBS REIT III currently expects to utilize an independent valuation firm to update its estimated value per share in December 2019.

DISTRIBUTION HISTORY & YIELD

KBS Real Estate Investment Trust III

- Distribution History[1]:
  - *June 24, 2011–Dec. 31, 2018 Daily Record Dates: $0.65/share on an annualized basis*

- Current distribution rate would equal a 6.50% annualized rate based on the initial $10.00 primary offering price per share, or 5.41% based on the December 3, 2018 estimated value per share of $12.02.[2]

[1] Based on distributions declared as of November 5, 2018. Total distributions paid through September 30, 2018, consisted of 49% paid in cash and 51% reinvested through the dividend reinvestment plan. KBS REIT III funded its total distributions paid through September 30, 2018, which includes net cash distributions and dividends reinvested by stockholders, as follows: 92% from cash flow from operating activities and 8% from debt financing. For more information, please refer to KBS REIT III's public filings. For purposes of determining the source of distributions paid, KBS REIT III assumes first from current or prior periods that it uses cash flow from operating activities from the relevant or prior periods to fund distribution payments.

[2] KBS REIT III's charter permits it to pay distributions from any source, including offering proceeds or borrowings (which may constitute a return of capital), and does not limit the amount of funds it may use from any source to pay such distributions. If KBS REIT III pays distributions from sources other than cash flow from operating activities, it will have less funds available to make real estate investments and the overall return to its stockholders may be reduced. There are no guarantees that KBS REIT III will pay distributions. Because a portion of the distributions paid to date were paid with borrowings and in the future KBS REIT III may not pay distributions solely from cash flow from operating activities, distributions may not be sustainable. For more information, please refer to KBS REIT III's public filings.

STOCKHOLDER HYPOTHETICAL PERFORMANCE

KBS Real Estate Investment Trust III

Hypothetical Performance of Early and Late Investors

Assumes all distributions have been taken in cash and stockholder has held shares since the dates below

Estimated Value Per Share as of December 3, 2018	Cumulative Cash Distributions Per Share Received as of December 3, 2018	Sum of Estimated Value Per Share and Cumulative Cash Distributions Per Share Received, both as of December 3, 2018 (1)
First Investor (Invested at Escrow Break on March 24, 2011):		
$12.02	**$4.83**	**$16.85**
Last Investor (Invested at Close of Public Offering on July 28, 2015):		
$12.02	**$2.17**	**$14.19**

[1] The numbers in this column would change to $17.91 and $14.58 for an early and late investor, respectively, who fully participated in KBS REIT III's dividend reinvestment plan for the life of the investment and did not make any redemptions.

Hypothetical Performance of Early and Late Investors

$10.00 Share Price for Early Investors and $10.51 Share Price for Late Investors, All Distributions Received in Cash



Breakdown of First Cash Investor Value
$10.00
$11.14
$11.65
$12.92
$14.16
$15.91
$16.85
$9.29
$9.42
$10.04
$10.63
$11.73
$12.02
1
1
$1.85
$2.23
$2.88
$3.53
$4.18
$4.83
Offering Price
May-14
Dec-14
Dec-15
Dec-16
Dec-17
Dec-18
Cumulative Distributions 2
Estimated Value Per Share 3



Breakdown of Last Cash Investor Value
$10.51
$10.26
$11.50
$13.25
$14.19
$10.04
$10.63
$11.73
$12.02
$0.22
$0.87
$1.52
$2.17
Offering Price
Dec-15
Dec-16
Dec-17
Dec-18
Cumulative Distributions 2
Estimated Value Per Share 3

[1] Determined solely to be used as a component in calculating the offering price of KBS REIT III's now-terminated initial public offering.

[2] "Cumulative Distributions" for an early cash investor assumes all distributions received in cash and no share redemptions and reflect the cash payment amounts (all distributions paid since inception) per share for a hypothetical investor who invested on escrow break (March 24, 2011) and consequently has received all distributions paid by KBS REIT III. "Cumulative distributions" for a late cash investor assumes all distributions received in cash and no share redemptions, and reflect the cash payment amounts (all distributions paid since investment) per share for a hypothetical investor who invested on July 28, 2015.

[3] For estimated value per share information, see KBS REIT III's Supplement no. 3 to the Company's prospectus dated April 25, 2014 (Registration No. 333-164703), filed May 6, 2014; Part II, Item 5 of KBS REIT III's Annual Reports on Form 10-K filed March 9, 2015, March 14, 2016, March 13, 2017 and March 8, 2018; and KBS REIT III's Current Report on Form 8-K filed December 6, 2018.

REIT III Goals and Objectives



- Complete major capital projects, such as renovations or amenity enhancements, with the goal of attracting quality tenants
- Complete construction of Hardware Village property and continue to lease-up
- Lease-up and stabilize all properties in the portfolio with an emphasis in capital investments leading to stabilized occupancy at increased market rental rates
- Distribute operating cash flows to stockholders
- Continue to monitor the properties in the portfolio for beneficial sale opportunities in order to maximize value
- Continue to evaluate strategic alternatives

Q&A

Thank you!